Exhibit 5

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
(212) 408-5100

December 11, 2013

Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Rockwell Collins, Inc., a Delaware corporation (the "Company"), of the Company's debt securities (the "Debt Securities"), shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), shares of the Company's Preferred Stock, no par value (the "Preferred Stock"), and the Company's warrants to purchase Debt Securities, Common Stock and Preferred Stock (the "Warrants" and, collectively with the Debt Securities, the Common Stock and the Preferred Stock, the "Securities") to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we advise as follows:

     As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the "Registration Statement"), (ii) the indenture dated as of November 1, 2001 entered into between the Company and Citibank, N.A., as trustee, as supplemented by the supplemental indenture dated as of December 4, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (the "Trustee"), each to be incorporated by reference as an exhibit to the Registration Statement and under which the Debt Securities may be issued (collectively, the "Indenture") and (iii) the corporate proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

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     On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, and subject to (i) (A) the terms of each of the Securities, the Indenture and any underwriting or other agreements, warrant agreements and/or other indentures as, in each case, may be applicable to the Securities (collectively, the "Documents"), (B) the Company's compliance therewith and (C) the issuance and delivery of the Securities, in each case being in compliance with the Restated Certificate of Incorporation and By-Laws of the Company, each as then in effect, applicable law and public policy as then in effect, instruments and agreements then binding on the Company and restrictions imposed by any court or governmental body having jurisdiction over the Company then in effect, (ii) the Registration Statement being effective under the Act and such effectiveness having not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the Securities having been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) the Board of Directors of the Company (or an authorized committee thereof) having duly established the terms of the Securities (other than the Common Stock) and having duly authorized the issuance and sale of the Securities and such authorization not having been modified or rescinded, (v) each of the Documents being governed by the laws of the State of New York, (vi) each of the Documents being duly authorized, executed and delivered by the parties thereto and (vii) each of the Documents constituting valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, we are of the opinion that:

Rockwell Collins, Inc.	-3-	December 11, 2013

     1. With respect to any particular series of Debt Securities, when (a) the Indenture or such other indenture as may be applicable has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Trustee (or such other trustee, as the case may be) and the Company, (b) the specific terms of such series of Debt Securities have been duly established in accordance with the Indenture or such other indenture, as the case may be, and (c) such Debt Securities have been duly authorized, executed, authenticated, issued, sold and delivered against payment therefor in accordance with the Indenture or such other indenture, as the case may be, and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus constituting a part of the Registration Statement (the "Prospectus") and any Prospectus Supplement relating thereto, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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     2. The shares of Common Stock, when duly issued, sold and delivered against payment therefor in accordance with the Restated Certificate of Incorporation and By-Laws of the Company and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $.01 per share of Common Stock.

     3. With respect to the shares of any particular series of Preferred Stock, when (a) duly established in accordance with resolutions of the Company's Board of Directors (or an authorized committee thereof) authorizing the issuance and sale of such series of Preferred Stock, (b) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (c) shares of such series of Preferred Stock have been duly issued, sold and delivered against payment therefor in accordance with Restated Certificate of Incorporation and By-Laws of the Company, the applicable underwriting or other agreement and the duly established terms of the particular series and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Rockwell Collins, Inc.	-5-	December 11, 2013

     4. With respect to the Warrants, when (a) the applicable warrant agreement has been duly authorized, executed and delivered by the applicable warrant agent and the Company and (b) the Warrants have been duly executed, authenticated, issued, sold and delivered against payment therefor in accordance with such warrant agreement, the Restated Certificate of Incorporation and By-Laws of the Company and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Warrants will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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     We do not express any opinion herein with respect to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Validity of the Securities" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

     This opinion is rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours,

/s/ Chadbourne & Parke LLP